                          SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. )


Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]


Check the appropriate box:


[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(3)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                           ZOLTEK COMPANIES, INC.
              (Name of Registrant as Specified in Its Charter)


              THE BOARD OF DIRECTORS OF ZOLTEK COMPANIES, INC.
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

                  1) Title of each class of securities to which transaction
                     applies: N/A

                  2) Aggregate number of securities to which transaction
                     applies: N/A

                  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:  N/A

                  4) Proposed maximum aggregate value of transaction: N/A

                  5) Total fee paid: N/A

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  1) Amount Previously Paid: N/A

                  2) Form, Schedule or Registration Statement No.: N/A

                  3) Filing Party: N/A

                  4) Date Filed: N/A

                                                               [ZOLTEK logo]






                              January 24, 2006




DEAR FELLOW SHAREHOLDERS:

                  Our Annual Meeting of Shareholders will be held at the Hilton St. Louis Frontenac, 1335 South Lindbergh Boulevard, St. Louis, Missouri at 10:00 a.m., local time, on Tuesday, February 21, 2006. The Meeting will be held in the Ambassadeur Ballroom with complimentary parking and entrance available behind the hotel. The Notice of Annual Meeting of Shareholders, Proxy Statement and Proxy Card which accompany this letter outline fully matters on which action is expected to be taken at the Annual Meeting.

                  We cordially invite you to attend the Annual Meeting. Please RSVP to 314-291-5110 if you plan to attend the meeting. Even if you plan to be present at the meeting, we request that you date, sign and return the enclosed Proxy Card in the envelope provided so that your shares will be represented. The mailing of an executed Proxy Card will not affect your right to vote in person should you later decide to attend the Annual Meeting.

                                       Sincerely,

                                       /s/ ZSOLT RUMY

                                       ZSOLT RUMY
                                       Chairman of the Board, President,
                                         Chief Executive Officer and Secretary




  Zoltek Companies, Inc. o 3101 McKelvey Rd. o St. Louis, Missouri 63044 (USA)
                        o 314/291-5110 o 314/291-8536

                           ZOLTEK COMPANIES, INC.
                             3101 MCKELVEY ROAD
                          ST. LOUIS, MISSOURI 63044


                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD FEBRUARY 21, 2006

Dear Shareholder:

                  The Annual Meeting of Shareholders of Zoltek Companies, Inc. (the "Company") will be held at the Hilton St. Louis Frontenac, 1335 South Lindbergh Boulevard, St. Louis, Missouri on Tuesday, February 21, 2006, at 10:00 a.m., local time, for the following purposes:

                  1. To elect two Class I directors to hold office for a term of three years.


                  2. To approve the possible issuance of shares of the Company's Common Stock upon conversion or exercise of securities issued in the Company's private placement in September 2005 of an aggregate of up to $50.0 million purchase amount of senior secured convertible notes and warrants to certain investors of the Company.


                  3. To approve the possible issuance of shares of the Company's Common Stock upon conversion or exercise of securities issued in the Company's private placement in February 2005 of an aggregate of $20.0 million principal amount of senior convertible notes and warrants to certain investors of the Company.

                  4. To approve the possible issuance of shares of the Company's Common Stock upon conversion or exercise of securities issued in the Company's private placement in October 2004 of an aggregate of $20.0 million principal amount of senior secured convertible notes and warrants to certain investors of the Company.

                  5. To transact any and all other business that may properly come before the meeting or any adjournment thereof.

                  These items are more fully described in the following Proxy Statement, which is hereby made a part of this Notice. Only shareholders of record of the Company at the close of business on January 5, 2006 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.


                                       By order of the Board of Directors,

                                       /s/ ZSOLT RUMY

                                       ZSOLT RUMY
                                       Chairman of the Board, President,
                                        Chief Executive Officer and Secretary


January 24, 2006

                           ZOLTEK COMPANIES, INC.
                             3101 MCKELVEY ROAD
                          ST. LOUIS, MISSOURI 63044


                               PROXY STATEMENT
                                     FOR
                       ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD FEBRUARY 21, 2006

                              -----------------

                             GENERAL INFORMATION

                  This Proxy Statement is furnished to the shareholders of ZOLTEK COMPANIES, INC. (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held at the Hilton St. Louis Frontenac, 1335 South Lindbergh Boulevard, St. Louis, Missouri at 10:00 a.m., local time, on Tuesday, February 21, 2006, and at all adjournments thereof (the "Annual Meeting"), for the purposes set forth in the preceding Notice of Annual Meeting of Shareholders.


                  This Proxy Statement, the Notice of Annual Meeting and the accompanying Proxy Card were first mailed to the shareholders of the Company on or about January 24, 2006.


                  The proxy reflected on the accompanying Proxy Card is being solicited by the Board of Directors of the Company. A proxy may be revoked at any time before it is voted by filing a written notice of revocation or a later-dated Proxy Card with the Secretary of the Company at the principal offices of the Company or by attending the Annual Meeting and voting the shares in person. Attendance alone at the Annual Meeting will not of itself revoke a proxy. Proxy Cards that are properly executed, timely received and not revoked will be voted in the manner indicated thereon at the Annual Meeting and any adjournment thereof.

                  The Company will bear the entire expense of soliciting proxies. Proxies will be solicited by mail initially. The directors, executive officers and employees of the Company also may solicit proxies personally or by telephone or other means but such persons will not be specially compensated for such services. Certain holders of record, such as brokers, custodians and nominees, are being requested to distribute proxy materials to beneficial owners and will be reimbursed by the Company for their reasonable expenses incurred in sending proxy materials to beneficial owners.

                  Only shareholders of record at the close of business on January 5, 2006 are entitled to notice of, and to vote at, the Annual Meeting. On such date, there were 19,943,684 shares of the Company's common stock, $.01 par value ("Common Stock"), issued and outstanding.

                  Each outstanding share of the Company's Common Stock is entitled to one vote on each matter to be acted upon at the Annual Meeting. A quorum is required for votes taken at the Annual Meeting to be valid. A quorum will be attained if holders of a majority of the Common Stock issued and outstanding on the record date are represented at the Annual Meeting in person or by proxy. After a quorum has been established, the two nominees receiving the most votes will be elected Class I directors. After a quorum has been established, the vote of the holders of a majority of the Common Stock represented at the meeting in person or by proxy shall be required for the approval of the proposals for the possible issuance of more than 20% of the Company's Common Stock to certain institutional investors in connection with the Company's private placements in October 2004, February 2005 and September 2005, each as more fully described in Item 2, Item 3 and Item 4 herein. Except as otherwise required by the Company's Restated Articles of Incorporation or applicable law, approval of any other matter submitted for a vote of the shareholders at the Annual Meeting requires the vote of the holders of a majority of the Common Stock represented in person or by proxy at the meeting.

                  Shares subject to abstentions will be treated as shares that are represented at the Annual Meeting for purposes of determining the presence of a quorum but as unvoted for purposes of determining the base number of shares voting on a particular proposal. Accordingly, abstentions will have the same effect as a vote withheld on the election of directors or on other matters proposed to be submitted to the shareholders for a vote, as the case may be. If a broker or other nominee holder indicates on the Proxy Card that it does not have discretionary authority to vote the shares it holds of record on a proposal, those shares will not be treated as voted for purposes of determining the approval of the shareholders on a particular proposal.


               VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

                  The following table includes information as to the only persons known to management of the Company to beneficially own 5% or more of the Company's outstanding Common Stock as of January 5, 2006:


                                                         Number of Shares              Percent of Outstanding
Name and Address of Beneficial Owner                   Beneficially Owned(1)               Common Stock(2)
------------------------------------                   ---------------------          ------------------------
Zsolt Rumy                                                  6,407,501(3)                        31.1%
3101 McKelvey Road
St. Louis, Missouri 63044

Omicron Master Trust                                        3,473,150(4)                        14.8%
810 Seventh Avenue, 39th Floor
New York, New York 10019

Dimensional Fund Advisors, Inc.                               913,424(5)                         4.6%
1299 Ocean Ave., 11th Floor
Santa Monica, California 90401

---------------------------------
(1) The listed persons have sole voting and investment power with respect to the reported shares.

(2) The percentage calculation is based upon 19,943,684 shares of the Company's Common Stock that were issued and outstanding as of January 5, 2006 and the number of shares subject to options, warrants or conversion rights exercisable by such person within 60 days of January 5, 2006.

(3) Total includes (a) an aggregate of 225,000 shares subject to presently exercisable stock options, (b) an aggregate of 356,935 shares deemed to be beneficially owned by Mr. Rumy by virtue of his right to convert into Common Stock certain convertible debentures issued by the Company, and (c) an aggregate of 74,032 shares subject to presently exercisable warrants to purchase Common Stock.

(4) Includes (a) an aggregate of 2,511,579 shares as deemed to be beneficially owned by virtue of the right to convert into Common Stock certain convertible debentures and convertible notes issued by the Company, and (b) an aggregate of 961,571 shares subject to presently exercisable warrants to purchase Common Stock. Pursuant to the terms of the convertible debentures, convertible notes and warrants held by Omicron Master



                                     2


     Trust, the number of shares of Common Stock which may be acquired upon conversion of the convertible debentures and convertible notes and upon exercise of the warrants is limited to an amount, when combined with all of shares of Common Stock beneficially owned by Omicron Master Trust, equal to not more than 9.9% of the total number of issued and outstanding shares of Common Stock. Omicron Master Trust disclaims beneficial ownership of any Common Stock in excess of such amount.

(5) The information is based on a Schedule 13G, dated February 9, 2005, of Dimensional Fund Advisors Inc. The information in the Schedule 13G indicates that Dimensional Fund Advisors Inc. has voting and/or investment power over such shares.



                        ITEM 1. ELECTION OF DIRECTORS

                  Two individuals will be elected at the Annual Meeting to serve as Class I directors of the Company for a term of three years. The two nominees receiving the greatest number of votes at the Annual Meeting will be elected. Shareholders do not have the right to cumulate votes in the election of directors.

                  The persons named as proxies on the accompanying Proxy Card intend to vote all duly executed proxies received by the Board of Directors for the election of Linn H. Bealke and John L. Kardos as Class I directors, except as otherwise directed by the shareholder on the Proxy Card. Messrs. Bealke and Kardos are currently directors of the Company. If for any reason Mr. Bealke or Mr. Kardos becomes unavailable for election, which is not now anticipated, the persons named in the accompanying Proxy Card will vote for such substitute nominee as is designated by the Board of Directors.

                  The Board of Directors recommends a vote "FOR" the election of Linn H. Bealke and John L. Kardos as Class I directors.

                  The name, age, principal occupation or position and other directorships with respect to Messrs. Bealke and Kardos and the other directors whose terms of office will continue after the Annual Meeting is set forth below.

     CLASS I - TO BE ELECTED FOR A TERM OF THREE YEARS EXPIRING IN 2009

                  Linn H. Bealke, age 61, has served as a Director of the Company since 1992. For more than five years prior to October 2002, he was President and Director of Mississippi Valley Bancshares, Inc. (a bank holding company) and Vice Chairman of Southwest Bank of St. Louis (a commercial bank). In October 2002, Mississippi Valley Bancshares, Inc. was merged into Marshall and Ilsley Corporation. Mr. Bealke continued to serve as Vice Chairman of Southwest Bank of St. Louis until his retirement in December 2004.

                  John L. Kardos, age 66, has served as a Director of the Company since 1992. For more than the six years before his retirement in May 2005, he was Lopata Professor of Chemical Engineering at Washington University, St. Louis, Missouri. He currently holds the position of Professor Emeritus. From fiscal 2000 to the present, Dr. Kardos has served as a consultant to the Company on a part-time basis to assist the Company in evaluating technology matters. From 1971 to 1991, he was Chairman of the Graduate Program in Materials Science and Engineering and Director of the Materials Research Laboratory of Washington University. He also served as Chairman of the Department of Chemical Engineering of Washington University from 1991 to 1998.

                CLASS III - TO CONTINUE IN OFFICE UNTIL 2008

                  Zsolt Rumy, age 63, is the founder of the Company and has served as its Chairman, Chief Executive Officer and President and as a Director since 1975. Prior to founding the Company, Mr. Rumy served as Process Engineer and Industrial Marketing Manager for Monsanto Company, Accounts Manager for General Electric Company and Technical Sales Representative for W.R. Grace Company.

                  Charles A. Dill, age 66, has served as a Director of the Company since 1992. He is currently a Principal of Two Rivers Associates, LLC, a private equity firm, which is the successor to Gateway Associates, LP where Mr. Dill was a General Partner since 1995. He served as Chief Executive Officer of Bridge Information Systems, Inc. (a provider of online data and systems to institutional investors) from 1992 to 1995. Mr. Dill serves as a Director of Stifel Financial Corp., the parent of Stifel, Nicolaus & Company, Incorporated (a securities brokerage and investment banking firm) and Transact Technologies Incorporated (a manufacturer of transaction-based printers), as well as several private venture-funded companies.

                 CLASS II - TO CONTINUE IN OFFICE UNTIL 2007

                  James W. Betts, age 68, has served as a Director of the Company since 1992. In 2000, he retired as Vice President Raw Materials of Great Lakes Carbon Corp. (a producer of carbon products) in which capacity he had served for more than the preceding five years.

                  John F. McDonnell, age 67, has served as a Director of the Company since 1999. Mr. McDonnell has been engaged in various civic activities since his retirement as Chairman of the Board of McDonnell Douglas Corporation in 1997. From 1962 to 1997, Mr. McDonnell held various positions with McDonnell Douglas Corporation, including Chief Executive Officer from 1988 to 1994 and Chairman of the Board from 1988 to 1997. Mr. McDonnell currently serves as a director of The Boeing Company. He also serves as Chairman of the Board of Barnes-Jewish Hospital, Vice Chairman of the Board of Washington University, and a director of BJCHealthCare, the Donald Danforth Plant Science Center and the James S. McDonnell Foundation.


                      BOARD OF DIRECTORS AND COMMITTEES

                  During the fiscal year ended September 30, 2005, the Board of Directors of the Company met six times. The Board has determined that each of Messrs. Bealke, Betts, Dill, Kardos and McDonnell qualify as independent directors in accordance with the listing standards and rules of the Nasdaq Stock Market, Inc. ("Nasdaq"). The Board has a standing Audit Committee and Compensation Committee. Each director attended not less than 75% or more of the aggregate number of meetings of the Board of Directors and committees of which such director was a member during fiscal 2005. It is the Company's policy to strongly encourage its Board members to attend the annual meeting of shareholders. At the last Annual Meeting, all of the directors were in attendance.

                  The members of the Audit Committee are Messrs. Betts, Dill and McDonnell, all of whom are considered independent under the listing standards of Nasdaq. Mr. Dill serves as the Audit Committee's financial expert. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee reviews the scope of the Company's engagement of its independent public accountant and their reports. The Audit Committee also meets with the financial staff of the Company to review accounting procedures and reports. The Audit Committee met four times in fiscal 2005.

                  The Compensation Committee is comprised of Messrs. Betts and Dill, each of whom is considered independent under the listing standards of Nasdaq. The Compensation Committee is authorized to review and make recommendations to the Board of Directors regarding the salaries and bonuses to be paid executive officers and to administer the Company's Long Term Incentive Plan. Members of the Compensation Committee met one time in fiscal 2005 and consulted informally with each other and with members of management from time to time in fiscal 2005.

                  Nominees for director are recommended for selection by the Board of Directors by a majority of the independent directors. In light of the number of independent directors and the lack of nominations by shareholders in the past, the Board of Directors has not adopted a formal nominating committee or nominating committee charter. The independent directors will consider nominees recommended by shareholders. Any shareholder wishing to nominate a candidate for director at a shareholders meeting must submit a proposal as described under "Proposals of Shareholders" and furnish certain information about the proposed nominee. The notice submission should include information on the candidate for director, including the proposed candidate's name, age, business address, residence address, principal occupation or employment for the previous five years, and class or series and number of shares of the Company's Common Stock owned beneficially or of record. In considering a potential nominee for the Board, shareholders should note that the rules of Nasdaq require that a majority of the Board of Directors be independent, as defined by Nasdaq rules. Further, the candidates should evidence: personal characteristics of the highest personal and professional ethics, integrity and values; an inquiring and independent mind and practical wisdom and mature judgment; broad training and experience at the policy-making level in business, government or community organizations; expertise that is useful to the Company and complementary to the background and experience of other Board members; willingness to devote a required amount of time to carrying out the duties and responsibilities of Board membership; commitment to serve on the Board over a period of several years to develop knowledge about the Company, its strategy and its principal operations; willingness to represent the best interests of all constituencies and objectively appraise management performance; and involvement in activities or interests that do not create a conflict with the director's responsibilities to the Company. The notice submission should be addressed to the Company's Board of Directors, c/o Zoltek Companies, Inc., 3101 McKelvey Road, St. Louis, Missouri 63044.

                  Shareholders who desire to communicate with members of the Board should send correspondence addressed to Board of Directors, c/o Zoltek Companies, Inc., 3101 McKelvey Road, St. Louis, Missouri 63044. All appropriate shareholder correspondence is forwarded directly to the members of the Board of Directors. The Company does not, however, forward sales or marketing materials or correspondence not clearly identified as shareholder correspondence.


                               DIRECTORS' FEES

                  Directors who are not also employees of the Company are paid $750 per board meeting attended. In addition, each of the directors who is not also an employee of the Company (an "Eligible Director") participates in the Zoltek Directors Stock Option Plan (the "Directors Plan"). The Directors Plan provides for the granting of non-qualified stock options to Eligible Directors. Under the Directors Plan, each person who is an Eligible Director on the first business day after the date of the Company's annual meeting of shareholders is granted options to acquire 7,500 shares of Common Stock. In addition, newly elected directors who are not also employees also receive an initial grant of options to purchase 7,500 at the time of their election. The Directors Plan otherwise does not establish a limit on the aggregate number of options that may be granted thereunder. Options granted pursuant to the Directors Plan entitle the director to purchase the Company's Common Stock at a price equal to the Fair Market Value (as defined in the Directors Plan) on the date of grant. The option by its terms is not transferable by the director except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. The option is exercisable during the director's lifetime solely by the director. Each option is immediately exercisable as to any or all shares and may be exercised at any time or from time to time. Options that are outstanding and unexercised at the time the holder ceases to be a director of the Company for any reason terminate on the first to occur of the expiration date of the option or the expiration of 24 months after the date the holder ceases to be a director. Unless exercised or terminated sooner, each option expires on the tenth anniversary of the date of grant.


                      SECURITY OWNERSHIP BY MANAGEMENT

                  The following table indicates, as of January 5, 2006, the beneficial ownership of the Company's Common Stock by each director of the Company, each nominee for election as a director of the Company, the executive officers and former executive officers named in the Summary Compensation Table and all directors and executive officers of the Company as a group:

                                                                     Number of Shares
Name of Beneficial Owner                                            Beneficially Owned        Percent of Class(1)
------------------------                                            ------------------        -------------------
Zsolt Rumy                                                              6,407,708(2)                  31.1%
Kevin Schott                                                               11,667(3)                      *
David Harding                                                              37,500(4)                      *
Linn H. Bealke                                                            423,615(5)                   2.1%
James W. Betts                                                            107,500(6)                      *
Charles A. Dill                                                           270,776(7)                   1.3%
John F. McDonnell                                                         682,008(8)                   3.3%
John L. Kardos                                                             85,000(9)                      *
All directors and executive officers as a group (8 persons)             8,025,774(10)                 36.9%

---------------------------------
*   Less than one percent

(1) Based upon 19,943,684 shares of the Company's Common Stock issued and outstanding as of January 5, 2006 and, for each director or executive officer or the group, the number of shares subject to options, warrants or conversion rights that may be acquired upon exercise thereof by such director or executive officer or the group within 60 days of January 5, 2006.

(2) Includes (a) 225,000 shares subject to presently exercisable stock options, (b) an aggregate of 357,142 shares as deemed to be beneficially owned by Mr. Rumy by virtue of his right to convert into Common Stock certain convertible debentures issued by the Company, and
     (c) an aggregate of 74,032 shares subject to presently exercisable warrants to purchase Common Stock.

(3)  Includes 11,667 shares subject to presently exercisable stock options.

(4)  Includes 37,500 shares subject to presently exercisable stock options.

(5) Includes (a) 52,500 shares subject to presently exercisable stock options, (b) an aggregate of 285,715 shares deemed to be beneficially owned by Mr. Bealke by virtue of his right to convert into Common Stock certain convertible debentures issued by the Company.

(6)  Includes 75,000 shares subject to presently exercisable stock options.

(7) Includes (a) 75,000 shares subject to presently exercisable stock options, (b) an aggregate of 28,571 shares deemed to be beneficially owned by Mr. Dill by virtue of his right to convert into Common Stock certain convertible debentures issued by the Company, and (c) an aggregate of 28,977 shares subject to presently exercisable warrants to purchase Common Stock.

                                     6


(8) Includes (a) 52,500 shares subject to presently exercisable stock options, (b) an aggregate of 357,142 shares deemed to be beneficially owned by Mr. McDonnell by virtue of his right to convert into Common Stock certain convertible debentures issued by the Company, and (c) an aggregate of 74,032 shares subject to presently exercisable warrants to purchase Common Stock.

(9)  Includes 75,000 shares subject to presently exercisable stock options.

(10) Includes (a) 601,017 shares subject to presently exercisable stock options, (b) an aggregate of 1,028,570 shares deemed to be beneficially owned by the named person by virtue of the right to convert into Common Stock certain convertible debentures issued by the Company, and (c) an aggregate of 177,041 shares subject to presently exercisable warrants to purchase Common Stock.


                     COMPENSATION OF EXECUTIVE OFFICERS


                  For the fiscal years ended September 30, 2005, 2004 and 2003, the following table sets forth summary information concerning compensation awarded or paid to, or earned by, the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, who were the only executive officers or former executive officers of the Company whose salary and bonus exceeded $100,000 for the fiscal year ended September 30, 2005.



                                                                               Long Term
                                                                             Compensation
                                                  Annual                    ---------------
                                                Compensation                  Securities
                                             ------------------               Underlying
Name and Principal Position                  Year     Salary($)             Options/SARs(#)
---------------------------                  ----     ---------             ---------------
Zsolt Rumy                                   2005     $225,000                    --/--
Chairman of the Board, President             2004     $225,000                    --/--
and Chief Executive Officer                  2003     $225,000                    --/--

Kevin Schott                                 2005     $184,375                    --/--
Chief Financial Officer                      2004     $202,083(1)             40,000/--

David Harding                                2005     $131,250               100,000/--
Chief Operating Officer(2)

---------------------------------
(1) Mr. Schott became the Company's CFO as of March 1, 2004; prior to that date he was a consultant for the Company. Included in his compensation for fiscal 2004 is $100,000 in fees paid to him prior to March 1, 2004.

(2) Mr. Harding became an executive officer of the Company effective March 2, 2005.

                      OPTION GRANTS IN LAST FISCAL YEAR

                  The following table sets forth information concerning stock option grants made in the year ended September 30, 2005, to the executive officers named in the Compensation of Executive Officers Table.


                                              INDIVIDUAL GRANT
                         -----------------------------------------------------------
                                           PERCENT OF                                 POTENTIAL REALIZABLE VALUE
                            NUMBER OF     TOTAL OPTIONS                                AT ASSUMED ANNUAL RATES
                           SECURITIES      GRANTED TO                                OF STOCK PRICE APPRECIATION
                           UNDERLYING     EMPLOYEES IN   EXERCISE OR                      FOR OPTION TERM(2)
                            OPTIONS          FISCAL      BASE PRICE     EXPIRATION   ---------------------------
   NAME                    GRANTED (#)      YEAR (%)       ($/SH)         DATE(1)       5% ($)          10% ($)
   ----                    -----------      --------       ------         -------       ------          -------
Zsolt Rumy                     --             --             --             --            --              --
Kevin Schott                   --             --             --             --            --              --
David Harding              25,000(3)         100%          13.12        03/01/2015     206,277          522,748
                           75,000(4)         100%           8.50        03/01/2015     400,920        1,016,011

---------------------------------
(1) The options expire on the earlier of: ten years after grant; three months after termination of employment, except in the case of retirement, death or total disability; or 12 months after termination of employment in the case of retirement, death or total disability.

(2) The indicated 5% and 10% rates of appreciation are provided to comply with Securities and Exchange Commission regulations and do not necessarily reflect our views as to the likely trend in the price of the Common Stocks. Actual gains, if any, on stock option exercises and common stock holdings will be dependent on, among other things, the future performance of the Common Stock and overall market conditions. There can be no assurance that the amounts reflected above will be achieved. Additionally, these values do not take into consideration the provisions of the options providing for nontransferability or delayed exercisability.

(3)  Options are fully vested as of March 2, 2005.

(4) The options become exercisable with respect to one-sixth of the total option shares on the first anniversary of the date of grant, one-third of the total option shares on the second anniversary of the date of grant, and the remainder of the options become exercisable on the third anniversary of the date of grant.


AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

                  The following table sets forth information concerning the number of exercisable and unexercisable stock options at September 30, 2005, as well as the value of such stock options having an exercise price lower than the last reported trading price on September 30, 2005 ("in-the-money" options) held by the executive officers and former executive officer named in the Summary Compensation Table. No stock options were exercised by such individuals during the 2005 fiscal year.

                                                        Number of Securities            Value of Unexercised In-
                                                       Underlying Unexercised             The-Money Options at
                                                    Options at Fiscal Year-End(#)        Fiscal Year-End ($)(1)
Name                                                  Exercisable/Unexercisable         Exercisable/Unexercisable
----                                                  -------------------------         -------------------------
Zsolt Rumy.................................                  225,000/--                     $1,866,000/--
Kevin Schott...............................                 11,664/38,336                   $101,619/$301,081
David Harding..............................                 37,500/62,500                   $58,875/$290,625

---------------------------------
(1) Based on a price per share of $13.15, being the last reported trading price before the fiscal year end.

                    REPORT OF THE COMPENSATION COMMITTEE
                      REGARDING EXECUTIVE COMPENSATION

                  The Company's executive compensation policy is established by the Compensation Committee of the Board of Directors and is administered by the Company's management. The Committee's compensation policies are based upon the principle that the financial rewards of the Company's executives should be aligned with the financial interests of its shareholders. In this manner, the Company seeks to meet its ultimate responsibility to its shareholders by striving to create superior long-term return on their investment through achievement of the Company's long-term strategy, earnings growth and the prudent management of the Company's business.

                  In determining the appropriate level of executive compensation in fiscal 2005, the Committee considered the Company's financial results during the period and management's continuing efforts over the past several years in achieving the Company's goal of building long-term shareholder value through the commercialization of carbon fibers. The Committee did not assign specific weights to individual factors, but rather considered all such factors as a whole. Components of the Company's executive compensation policy in fiscal 2005 consisted of base salary, non-cash benefits and long-term compensation. In determining its policy, the Committee also considered the accomplishments of management in fiscal 2005 toward the Company's long-term strategic plan.

                  The Company's long-term incentive compensation program consists of stock option grants to the Company's executives, which grants have been linked to the strategic plan to become the world's leading commercial carbon fiber producer. Each of such grants include provisions pursuant to which such options vest. During fiscal 2005, stock options were granted to new employees joining the Company as well as to existing employees.

                  In considering the advisability of paying short-term compensation for fiscal 2005, the Committee determined that, while significant contributions were made by executive management during fiscal 2005 toward the Company's strategic plan, no cash bonuses should be paid to executive officers for fiscal 2005 due to the Company's net loss for the year.

                  Mr. Rumy's base salary was $275,000 from October 1, 2001 to January 1, 2002. At Mr. Rumy's suggestion and in connection with the cost reduction initiatives recently undertaken by the Company, Mr. Rumy's annual base salary was reduced to $225,000 effective January 1, 2002 and has remained at that level through fiscal 2005. Mr. Rumy's base salary remains below the level which the Committee believes the Company could otherwise expect to pay for an executive of Mr. Rumy's background and responsibilities. Mr. Rumy did not receive a bonus for fiscal 2005.

                  Although the foregoing describes the Committee's current compensation policies applicable to the Company's executive officers, the Committee reserves the right to amend these policies at such times in the future and in such manner as the Committee deems necessary or advisable.

                  Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits federal income tax deductions for compensation paid after 1993 to the chief executive officer and the four other most highly compensated officers of the Company to $1 million per year, but contains an exception for performance-based compensation that satisfies certain conditions. In making compensation decisions, the Committee will consider the net cost of compensation to the Company and whether it is practicable and consistent with other compensation objectives to qualify the Company's incentive compensation under the applicable exemption of Section 162(m). The Committee anticipates that deductibility of compensation payments will be one among a number of factors used by the Committee in ascertaining appropriate levels or modes of compensation, and the Committee will make its compensation decisions based upon an overall determination of what it believes to be in the best interests of the Company and its shareholders.

      SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                    CHARLES A. DILL       JAMES W. BETTS


                      REPORT OF THE AUDIT COMMITTEE OF
                           THE BOARD OF DIRECTORS

                  The Audit Committee of the Board of Directors (the "Audit Committee") oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The Audit Committee operates pursuant to a written charter which was amended and restated by the Board of Directors on December 6, 2003. The Company's independent accountants, PricewaterhouseCoopers LLP, are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles. The Board of Directors has determined that the members of the Audit Committee are independent within the meaning of the listing standards of Nasdaq.

                  In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Company's Annual Report with management, including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee meets with the independent accountants, with and without management present, to discuss the scope and plans for the audit, results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee reviewed with the independent accountants the acceptability of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards including, but not limited to, those matters under SAS 61 (Codification of Statements on Auditing Standards). In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1. The Audit Committee met four times during fiscal 2005.

                  In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2005, for filing with the Securities and Exchange Commission.

         SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
        JAMES W. BETTS          CHARLES A. DILL      JOHN F. MCDONNELL

                              PERFORMANCE GRAPH

                  The following Performance Graph compares the cumulative total shareholder return, including the reinvestment of dividends, on the Company's Common Stock with the cumulative return of the NASDAQ Industrial Index and the Russell 2000 Index for the five-year period from September 30, 2000 to September 30, 2005.

                                   [GRAPH]

                              ASSUMES $100 INVESTED ON SEPTEMBER 30, 2000 IN
                                   ZOLTEK COMPANIES, INC. COMMON STOCK,
                                     THE NASDAQ INDUSTRIAL INDEX AND
                                          THE RUSSELL 2000 INDEX

---------------------------------------------------------------------------------------------------------
                                  9/30/00      9/30/01     9/30/02      9/30/03      9/30/04     9/30/05
---------------------------------------------------------------------------------------------------------
Zoltek Companies, Inc.             100.00        36.19       22.73        35.56       114.03      166.98
---------------------------------------------------------------------------------------------------------
NASDAQ Industrial Index            100.00        53.28       45.71        68.30        82.03       88.05
---------------------------------------------------------------------------------------------------------
The Russell 2000 Index             100.00       103.09       99.31       128.37       158.57      144.09
---------------------------------------------------------------------------------------------------------

                            CERTAIN TRANSACTIONS

                  Mr. Bealke, who is a director of the Company, also was Vice Chairman of Southwest Bank of St. Louis ("Southwest Bank"), which is a bank lender to the Company. Mr. Rumy, the Chairman, President and Chief Executive Officer of the Company, served as a director of Southwest Bank from 1996 to March 2003. As of September 30, 2005, the Company's borrowings from Southwest Bank aggregated $5,530,000. In December 2005, the Company extended the expiration maturity the borrowings from January 1, 2006 to January 1, 2007. During the fiscal year ended September 30, 2005, the Company's interest payments to Southwest Bank aggregated $414,462.

                  In February 2003, the Company issued and sold to a group of 14 investors, including Messrs. Bealke, Dill, McDonnell and Rumy, subordinated convertible debentures in the aggregate principal amount of $8.1 million. During fiscal 2005, the Company paid interest under the convertible debentures of $70,000, $7,000, $87,500 and $87,500 to Messrs. Bealke, Dill, McDonnell and Rumy, respectively.


                  In January 2004, the Company issued and sold convertible debentures in the aggregate principal amount of $7,000,000 to institutional private equity and other investors (including $250,000 to each of Mr. Rumy and Mr. McDonnell who are members of the Company's Board of Directors, $3,000,000 to Omicron Master Trust and $2,000,000 to Midsummer Investment Ltd.). The convertible debentures have a stated maturity of 30 months and bear interest at 6% per annum and are convertible presently into 1,295,954 shares of Common Stock at a conversion price of $5.40 per share for each investor other than Messrs. Rumy and McDonnell and $5.42 per share for each of Messrs. Rumy and McDonnell. The Company also issued to the investors five-year warrants to purchase an aggregate of 323,994 shares (including 11,532 shares to each of Messrs. Rumy and McDonnell, 135,858 shares to Omicron Master Trust and 92,592 shares to Midsummer Investment Ltd.) of Common Stock at an exercise price of $5.40 per share for each investor other than Messrs. Rumy and McDonnell and $5.42 per share for each of Messrs. Rumy and McDonnell. These debentures were converted in March 2005. During fiscal 2005, the Company paid interest under the convertible debentures of $3,750 to each of Messrs. Rumy and McDonnell and $45,000 to Omicron Master Trust.

                  In March 2004, the Company issued and sold convertible debentures in the aggregate principal amount of $5,750,000 to Omicron Master Trust ($3,500,000), Midsummer Investment Ltd. ($1,500,000) and Mr. Dill ($750,000) who is member of the Company's Board of Directors. The convertible debentures have a stated maturity of 30 months and bear interest at 6% per annum and are convertible presently into 895,908 shares of Common Stock at a conversion price of $6.25 per share for each investor other than Mr. Dill and $7.82 per share for Mr. Dill. The Company also issued to the investors five-year warrants to purchase an aggregate of 223,977 shares of Common Stock (including 140,000 shares to Omicron Master Trust, 60,000 shares to Midsummer Investment Ltd. and 23,977 shares to Mr. Dill) at an exercise price of $7.50 per share for each investor other than Mr. Dill whose warrants have an exercise price of $7.82 per share. These debentures were converted in March 2005. During fiscal 2005, the Company paid interest of $52,500 and $11,250 to Omicron Master Trust and Mr. Dill, respectively.

                  In October 2004, the Company issued senior secured convertible debentures in the aggregate principal amount of $20.0 million to institutional private equity investors (including $17,000,000 to Omicron Master Trust). The convertible notes have a stated maturity of 42 months and bear interest at 7.5% per annum. The convertible notes were initially convertible into 1,666,666 shares of Common Stock at a conversion price of $12.00 per share. In connection with the September 2005 financing described below, the conversion price was adjusted to $9.50 per share, resulting in the potential issuance of 2,105,263 shares of Common Stock upon conversion. The Company also issued to the investors six-year warrants to purchase an aggregate of 500,000 shares of Common Stock of the Company at an exercise price of $13.00 per share (including 425,000 shares to Omicron Master Trust). During fiscal 2005, the Company paid interest under the convertible notes of $1,211,250 to Omicron Master Trust.

                  In February 2005, the Company issued senior convertible notes in the aggregate principal amount of $20.0 million to institutional private equity investors (including $10,000,000 to Omicron Master Trust). The convertible notes have a stated maturity of 42 months and bear interest at a variable rate of six-month LIBOR plus 4%, which was 7.5% at March 2005, and are presently convertible into 1,000,000 shares of Common Stock at a conversion price of $20.00 per share. The Company also issued to the investors four-year warrants to purchase an aggregate of 457,142 shares of Common Stock of the Company at an exercise price of $17.50 per share (including 228,571 shares to Omicron Master Trust). During fiscal 2005, the Company paid interest under the convertible debentures of $477,679 to Omicron Master Trust.

                  In September 2005, Zoltek entered into an agreement for a new senior secured convertible notes financing package of up to $50 million in a private placement with a group of institutional investors. In order to match the cash needs to support the Company's planned expansion, the financing agreement provides for the funding to occur in four separate closings of $5.0 million (which was drawn down on September 30, 2005), $15.0 million (which was drawn down in November 2005, including $11,000,000 to Omicron Master Trust), $20.0 million and $10.0 million. The agreement provides for the Company to draw down the remaining financing over the next twelve months subject to certain conditions, including the Company registering the shares related to the prior draw downs in September and November 2005. The borrowings incurred at each closing will mature 42 months from issuance and bear interest at a fixed rate of 7.5% per annum. The convertible notes issued at the first and second closings are convertible into 400,000 and 1,200,000 shares of Common Stock, respectively, at a conversion price of $12.50 per share. Convertible notes issuable at the third and fourth closings will be convertible into Common Stock at a conversion price equal to the market price at the time of the applicable closing. The debentures issued in the first two closings were accompanied by five-year warrants that give holders the right to purchase up to a total of 560,000 shares of Common Stock (including 308,000 shares to Omicron Master Trust) at an exercise price of $14.50 per share. In the third and fourth closings, the amount and number of warrants will vary according to the share price of the Common Stock at the time of the closing.

                  The Company believes that all of the transactions with affiliates set forth above were made on terms not less favorable to the Company than would have been obtained from unaffiliated third parties.


     BACKGROUND OF PROPOSALS TO APPROVE POSSIBLE ISSUANCES OF SECURITIES UPON CONVERSION OR EXERCISE OF CONVERTIBLE DEBT AND WARRANTS ISSUED
                      IN PRIVATE PLACEMENT TRANSACTIONS

SEPTEMBER 2005 FINANCING


                  On September 30, 2005, the Company announced that it had entered into an agreement for the private placement of up to $50 million aggregate principal amount of 7.5% senior secured convertible notes (the "September 2005 notes") pursuant to the terms of a Loan and Warrant Agreement, dated as of September 29, 2005, among the Company and a group of institutional investors. Under the Loan Agreement, the September 2005 notes will be issued in up to four tranches, with the first tranche being for $5 million principal amount of notes, the second tranche for up to $15 million principal amount of notes, the third tranche for up to $20 million principal amount of notes, and the fourth tranche for up to $10 million principal amount of notes. The closing of the funding of the first tranche was completed on September 30, 2005, and closing of the second tranche was completed on November 30, 2005. At its option, the Company may require the closing of the third tranche to occur at any time after the later to occur of (i) the effective date of the registration statement to be filed by the Company covering resale of the shares of the Company's Common Stock issuable in connecton with first tranche and the second tranche, and
(ii) the 120th day following the closing of the first tranche. At its option, if the average closing price of the Common Stock is equal to or exceeds $16.00 for 30 trading days, the Company may require the closing of the fourth tranche to occur at any time after the later to occur of (i) the effective date of the registration statement to be filed by the Company covering resale of the Common Stock issuable in connecton with third tranche, and (ii) the 120th day following the closing of the third tranche. In addition, the institutional investors have an option, exercisable at any time prior to the one-year anniversary of the effective date of the registration statement filed by the Company covering resale of Common Stock with respect to the first tranche, to require the closing of the third tranche and the fourth tranche.


                  The September 2005 notes are convertible into shares of Common Stock. The intial conversion price of the notes to be issued in the first tranche and the second tranche is $12.50, subject to possible adjustment for, among other things, stock dividends and stock splits, certain pro rata distributions, certain "fundamental transactions" and subsequent equity sales (subject to adjustment). The initial conversion price of the notes to be issued in the third tranche and the fourth tranche will be equal to 100% and 110%, respectively, of the arithmetic average of the daily volume weighted average price of the Common Stock for the 10 trading days immediately preceding the closing date of the third tranche or the fourth tranche, as applicable. The September 2005 notes bear interest at the rate of 7.5% per annum, payable quarterly, and are due and payable upon the expiration of their 42-month term. The interest on the September 2005 notes may be paid in cash or, at the Company's option, in Common Stock if certain conditions are satisfied as set forth in the notes. If the Company chooses to pay the interest in Common Stock, the price will be based on 90% of the average of the daily volume weighted average price for the 20 days prior to the interest payment date. The Septebmer 2005 notes are secured by a pledge of certain real property and fixed assets associated with the operations of Zoltek Rt., the Company's Hungarian subsidiary.

                  The investors in the September 2005 notes also received warrants to purchase shares of the Company's Common Stock representing 35% of the number of shares into which the notes are convertible (the "September 2005 warrants"). The September 2005 warrants have five-year terms. The exercise price of the Septebmer 2005 warrants issued in the first tranche and the second tranche were $14.50, subject to possible adjustment for, among other things, stock dividends and stock splits, certain pro rata distributions, certain "fundamental transactions" and subsequent equity sales. The exercise price of the warrants issued in the third tranche and the fourth tranche will be equal to 116% of the exercise price of the notes issued in the third tranche and the fourth tranche, respectively.

                  In connection with the closing of the first tranche on September 30, 2005 and the second tranche on November 30, 2005, the Company issued September 2005 notes in the aggregate principal amount of $5 million and $15 million, respectively, which notes are intiallly convertible into an aggregate of 400,000 and 1,200,000 shares of common stock, respectively. In addition, the Company issued September 2005 warrants to purchase an aggregate of 560,000 shares of Common Stock. The issuance of the September 2005 notes and the September 2005 warrants is referred to herein as the "September 2005 Financing." The proceeds, after issuance costs, from the closing of the first tranche and the second tranche of the September 2005 Financing were used for working capital and the expansion of carbon fiber operations to meet demand.

FEBRUARY 2005 FINANCING

                  On February 9, 2005, the Company issued and sold in a private placement $20.0 million principal amount of the Company's senior convertible notes due August 9, 2008 (the "February 2005 notes ") to institutional private equity investors. The February 2005 notes initially are convertible into an aggregate of 1,000,000 shares of the Company's Common Stock at a conversion price of $20.00 per share, subject to possible adjustment for, among other things, stock dividends and stock splits, certain pro rata distributions, certain "fundamental transactions" and subsequent equity sales. In connection with the September 2005 Financing, the Company has agreed with the investors that the conversion price of the February 2005 notes will be reduced based on the market price of the Company's Common Stock on the nine-month anniversary of the closing of the second tranche of the September 2005 financing. The adjusted conversion price will be equal to 90% of the market price of the Common Stock, but will not be less than $12.50 nor exceed $20.00. The investors also received warrants to purchase up to 457,142 additional shares of the Company's Common Stock (the "February 2005 warrants") which have a term of four years and are initially exercisable at $17.50 per share, subject to possible adjustment for, among other things, stock dividends and stock splits, certain pro rata distributions, certain "fundamental transactions" and subsequent equity sales. Holders of the February 2005 notes are entitled to receive interest at a variable rate of six-month LIBOR plus 4% per annum, payable quarterly, and the February 2005 notes are due and payable in August 2008. Subject to certain limitations, interest due on the February 2005 notes may be paid, at the option of the Company, in cash or shares of Common Stock, valued at a 10% discount to the daily volume weighted average prices (as reported by Bloomberg) during the 20-day period prior to the applicable payment. Subject to certain restrictions, at any time and at the option of the investor, all or any portion of a February 2005 note then outstanding may be converted into shares of Common Stock at a conversion price of $20.00. In addition, the February 2005 notes and the February 2005 warrants are subject to certain anti-dilution protection, including certain provisions requiring a reduction of the conversion and exercise prices if the Company issues or agrees to issue Common Stock at a price per share less than the conversion or exercise price. The issuance of the February 2005 notes and the February 2005 warrants is referred to herein as the "February 2005 Financing." The proceeds, after issuance costs, from the February 2005 Financing were used for the repayment of mortgage debt of approximately $6.3 million and for the expansion of carbon fiber operations to meet demand.

OCTOBER 2004 FINANCING

                  On October 14, 2004, the Company issued and sold in a private placement $20.0 million of the Company's 7.5% senior secured convertible notes (the "October 2004 notes") to institutional private equity investors. The October 2004 notes have a stated maturity of 42 months and upon issuance were convertible into an aggregate of 2,105,263 shares of Common Stock of the Company at a conversion price of $9.50 per share for each investor. The conversion price is subject to possible adjustment for, among other things, stock dividends and stock splits, certain pro rata distributions, certain "fundamental transactions" and subsequent equity sales. The investors also received warrants to purchase an aggregate of 500,000 additional shares of the Company's Common Stock (the "October 2004 warrants") which have a term of six years and are exercisable at $13.00 per share, subject to possible adjustment for, among other things, stock dividends and stock splits, certain pro rata distributions, certain "fundamental transactions" and subsequent equity sales. Holders of the October 2004 notes are entitled to receive interest at the rate of 7.5% per annum, payable quarterly, and the October 2004 notes are due and payable on April 14, 2008. Subject to certain limitations, interest due on the October 2004 notes may be paid, at the option of the Company, in cash or shares of Common Stock, valued at a 7% discount to the daily volume weighted average prices during the 20-day period prior to the applicable payment. Subject to certain restrictions, at any time at the option of the investor or the Company, all or any portion of the October 2004 notes may be converted into shares of Common Stock at a conversion price of $9.50. In addition, the senior secured notes and the 2004 warrants are subject to certain anti-dilution protection, including certain provisions requiring a reduction of the conversion and exercise prices if the Company issues or agrees to issue Common Stock at a price per share less than the conversion or exercise price. The issuance of the senior secured notes and the 2004 warrants is referred to herein as the "October 2004 Financing." The proceeds, after issuance costs, from the October 2004 Financing were used to reduce existing Hungarian bank debt by approximately $12.0 million and the balance was used for working capital purposes. In October 2005, the investors converted $6,855,513 principal amount of the October 2004 notes into an aggregate of 721,633 shares of Common Stock.

                  The terms of the September 2005 notes, February 2005 notes, October 2004 notes, September 2005 warrants, February 2005 warrants and October 2004 warrants and the other terms of the financings described in this proxy statement are complex. This summary of the terms is general in nature and is qualified by reference to the actual agreements attached as exhibits to the Company's filings with the Securities and Exchange Commission. Shareholders desiring a more complete understanding of the September 2005 notes, February 2005 notes, October 2004 notes, September 2005 warrants, February 2005 warrants and October 2004 warrants are urged to refer to such exhibits.

THE FINANCINGS

                  Nasdaq Marketplace Rule 4350 (i)(1)(D)(ii) requires shareholder approval of a transaction, other than a public offering, involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) if the number of shares of common stock to be issued is or may be equal to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance, for less than the greater of book or market value of the stock at the time of issuance (the "20% Rule"). If shareholder approval is not obtained, the issuer would not be permitted to issue any shares above the 20% threshold.

POSSIBLE ISSUANCE OF MORE THAN 20%

                  Shareholder approval of the issuance of shares of Common Stock issuable upon the conversion of the September 2005 notes, February 2005 notes and the October 2004 notes and the exercise of the September 2005 warrants, February 2005 warrants and October 2004 warrants is necessary in order to comply with the 20% Rule. Due to the similar nature of the September 2005 Financing, the February 2005 Financing and the October 2004 Financing, the Nasdaq staff has advised the Company that, in the staff's view, the Company must aggregate the September 2005 Financing, the February 2005 Financing and the October 2004 Financing in determining the applicability of the 20% Rule.

                  In total, the Company may issue up to 10,634,123 shares (subject to adjustment) of Common Stock in connection with the September 2005 Financing, the February 2005 Financing and the October 2004 Financing and the other transactions described above, which amount assumes that (i) the third and fourth tranches of the September 2005 Financing are exercised, and (ii) all remaining interest on the September 2005 notes, February 2005 notes and October 2004 notes is paid in shares of Common Stock, utilizing an assumed daily volume weighted average price of the Common Stock of $10.45 for the first three tranches of the September 2005 Financing, the February 2005 Financing and the October 2004 Financing, and an assumed daily volume weighted average of the Common Stock of $16.00 for the fourth tranche of the September 2005 Financing. The 10,634,123 shares of Common Stock include:

                  o up to 5,479,012 shares of Common Stock that may be issued in connection with the September 2005 Financing;

                  o up to 1,851,737 shares of Common Stock that may be issued in connection with the February 2005 Financing; and

                  o up to 2,803,374 shares of Common Stock that may be issued in connection with the October 2004 Financing.

                  The 10,634,122 shares of Common Stock would have equaled 53% of the 19,943,684 outstanding shares of Common Stock on January 5, 2005.


                  The Nasdaq staff has advised the Company that, in the staff's view, the total number of shares of Common Stock that my be issued in connection with the financings described above at less than the greater of book or market value could exceed 20% of the outstanding Common Stock of the Company, therefore, shareholder approval is required pursuant to Nasdaq Marketplace Rule 4350. Pursuant to the terms of the September 2005 Financing and the February 2005 Financing, the Company agreed to seek shareholder approval of the possible issuance to the investors or their transferees of shares in excess of the 20% Rule. Pursuant to the terms of the September 2005 Financing, the February 2005 Financing and the October 2004 Financing, the number of shares of Common Stock which may be acquired by any individual investor upon conversion of the September 2005 notes, February 2005 notes and the October 2004 notes and the exercise of the September 2005 warrants, February 2005 warrants and October 2004 warrants is limited to an amount, when combined with all of shares of Common Stock beneficially owned by the investor and its affiliates, equal to not more than 9.9% of the total number of issued and outstanding shares of Common Stock.

                  The actual total number of shares that may be issued by the Company in connection with the September 2005 Financing, February 2005 Financing or the October 2004 Financing described above is dependent upon, among other things, whether any of the September 2005 notes, February 2005 notes and the October 2004 notes are converted or any of the September 2005 warrants, February 2005 warrants and October 2004 warrant are exercised, and whether the interest on any of the senior convertible notes or senior secured notes is paid in cash or Common Stock. As of the close of business on January 5, 2006, none of the September 2005 notes or February 2005 had been converted into Common Stock, $6,855,513 aggregate principal amount of the October 2004 notes had been converted into 721,633 shares of Common Stock, and none of the September 2005 warrants, February 2005 warrants or the October 2004 warrants had been exercised and no interest had been paid in shares of Common Stock.


                  If shareholder approval is not obtained and the 20% Rule limitation was reached, the Company would be forced to pay interest in cash, resulting in less available cash to fund its operations. Additionally, if shareholder approval is not obtained, the investors would be prohibited from converting their September 2005 notes, February 2005 notes and the October 2004 notes and from exercising their September 2005 warrants, February 2005 warrants and October 2004 warrants if in doing so the 20% Rule would be violated, resulting in a likely reduction in the value of the September 2005 notes, February 2005 notes and the October 2004 notes and the September 2005 warrants, February 2005 warrants and October 2004 warrants. Any reduction in the value of the Company's securities may make it more difficult for the Company to raise additional financing in the future.

    PROPOSAL NO. 2 - POSSIBLE ISSUANCE OF SHARES OF COMMON STOCK EQUAL TO
        MORE THAN 20% OF THE COMPANY'S OUTSTANDING COMMON STOCK UPON
       CONVERSION OR EXERCISE OF SECURITIES ISSUED OR ISSUABLE IN THE
                          SEPTEMBER 2005 FINANCING

BOARD RECOMMENDATIONS; REASONS

                  The Board of Directors believes that it is in the Company's best interest for the investors in the September 2005 Financing to be able to convert their September 2005 notes and exercise their September 2005 warrants, and for the Company, if it so elects, to be able to pay interest on the senior convertible notes in Common Stock for an aggregate amount of Common Stock that may exceed the Nasdaq 20% share limitation.

                  Approval of this Proposal No. 2 by the shareholders would satisfy the shareholder approval requirements of the Nasdaq Marketplace Rule 4350 for below-market issuances of 20% or more of the outstanding Common Stock or voting power of the Company.

                  Pursuant to agreements required in the September 2005 Financing, members of the Company's Board of Directors, who collectively own 6,215,996 shares of the Company's Common Stock, have agreed to vote for Proposal No. 2.

                  The Board of Directors recommends that you vote FOR the proposal to approve the issuance of shares of the Company's Common Stock which may be issued pursuant to the September 2005 Financing described above, as required by Nasdaq Marketplace Rule 4350 for below-market issuances of 20% or more of the outstanding Common Stock or voting power of the Company. Presently, up to 5,979,012 shares of Common Stock are issuable, which amount is subject to adjustment as provided under the terms of the September 2005 Financing.

    PROPOSAL NO. 3 - POSSIBLE ISSUANCE OF SHARES OF COMMON STOCK EQUAL TO
        MORE THAN 20% OF THE COMPANY'S OUTSTANDING COMMON STOCK UPON CONVERSION OR EXERCISE OF SECURITIES ISSUED OR ISSUABLE IN THE FEBRUARY
                               2005 FINANCING

BOARD RECOMMENDATIONS; REASONS

                  The Board of Directors believes that it is in the Company's best interest for the investors in the February 2005 Financing to be able to convert their February 2005 notes and exercise their February 2005 warrants, and for the Company, if it so elects, to be able to pay interest on the February 2005 notes in Common Stock for an aggregate amount of Common Stock that may exceed the Nasdaq 20% share limitation.

                  Approval of this Proposal No. 3 by the shareholders would satisfy the shareholder approval requirements of the Nasdaq Marketplace Rule 4350 for below-market issuances of 20% or more of the outstanding Common Stock or voting power of the Company.

                  Pursuant to agreements required in the February 2005 Financing, members of the Company's Board of Directors, who collectively own 6,215,996 shares of the Company's Common Stock, have agreed to vote for Proposal No. 3.

                  The Board of Directors recommends that you vote FOR the proposal to approve the issuance of shares of the Company's Common Stock which may be issued pursuant to the February 2005

Financing described above, as required by Nasdaq Marketplace Rule 4350 for below-market issuances of 20% or more of the outstanding Common Stock or voting power of the Company. Presently, up to 1,851,737 shares of Common Stock are issuable, which amount is subject to adjustment as provided under the terms of the February 2005 Financing.

    PROPOSAL NO. 4 - POSSIBLE ISSUANCE OF SHARES OF COMMON STOCK EQUAL TO
        MORE THAN 20% OF THE COMPANY'S OUTSTANDING COMMON STOCK UPON CONVERSION OR EXERCISE OF SECURITIES ISSUED OR ISSUABLE IN THE OCTOBER
                               2004 FINANCING

BOARD RECOMMENDATIONS; REASONS

                  The Board of Directors believes that it is in the Company's best interest for the investors in the October 2004 Financing to be able to convert their October 2004 notes and exercise their October 2004 warrants, and for the Company, if it so elects, to be able to pay interest on the October 2004 notes in Common Stock for an aggregate amount of Common Stock that may exceed the Nasdaq 20% share limitation.

                  Approval of Proposal No. 4 by the shareholders would satisfy the shareholder approval requirements of the Nasdaq Marketplace Rule 4350 for below-market issuances of 20% or more of the outstanding Common Stock or voting power of the Company.

                  The Board of Directors recommends that you vote FOR the proposal to approve the issuance of shares of the Company's Common Stock which may be issued pursuant to the October 2004 Financing described above, as required by Nasdaq Marketplace Rule 4350 for below-market issuances of 20% or more of the outstanding Common Stock or voting power of the Company. Presently, up to 2,803,374 shares of Common Stock are issuable, which amount is subject to adjustment as provided under the terms of the October 2004 Financing.


                        DESCRIPTION OF CAPITAL STOCK

GENERAL

                  The Company is authorized to issue 50,000,000 shares of Common Stock, par value $.01 per share, and 1,000,000 shares of Preferred Stock, par value $.01 per share, which may be issued in one or more series. As of January 5, 2005, 19,943,684 shares of Common Stock were outstanding and no shares of Preferred Stock were outstanding.

COMMON STOCK


                  The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then standing for election. The Company's Restated Articles of Incorporation provide for a classified Board of Directors with three classes serving staggered three-year terms so that a maximum of one-third of the directors can be elected at any annual meeting. This provision could have the effect of delaying, deferring or preventing a change in control of the Company. The holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of legally available funds. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock would share ratably in all remaining assets which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. Holders of shares of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are fully paid and nonassessable.


PREFERRED STOCK

                  The Company is authorized to issue Preferred Stock which such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without further shareholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. The Company has no present intention to issue any shares of its Preferred Stock.

DIVIDENDS

                  The Company presently intends to retain future earnings in order to provide funds for the operation and expansion of its business. Furthermore, the declaration and payment of cash dividends is prohibited without the consent of certain of the Company's lenders. Future dividends, if any, also will depend, in the discretion of the Board of Directors, on the Company's earnings, financial condition, capital requirements and other relevant factors.

SHAREHOLDER NOMINATIONS AND PROPOSALS

                  The Company's By-laws provide for advance notice requirements for shareholders' nominations and proposals at annual meetings of the Company. At annual meetings, generally shareholders may submit nominations for directors or other proposals only upon written notice to the Company not less than 30 nor more than 60 days prior to the anniversary date of the previous year's annual meeting. Notwithstanding the foregoing, in the event that less than 40 days' advance notice of an annual shareholders meeting is given, a shareholder nomination or proposal (as the case may be) must be made within ten days of the date of such notice.

TRANSFER AGENT

                  UMB Bank, N.A., St. Louis, Missouri, is the Transfer Agent and the Registrar of the Common Stock.

MISSOURI TAKEOVER STATUTES


                  Under Missouri law, a person (or persons acting as a group) who acquires 20% or more of the outstanding stock of an "issuing public corporation" will not have voting rights, unless: (i) such acquiring person satisfies certain statutory disclosure requirements, and (ii) the restoration of voting rights to such acquiring person is approved by the issuing public corporation's shareholders. Additional shareholder approval is required to restore voting rights when an acquiring person has acquired one-third and a majority, respectively, of the outstanding stock of the issuing public corporation.

                  Missouri law also regulates a broad range of "business combinations" between a "resident domestic corporation" and an "interested shareholder." "Business combination" is defined to include, among other things, mergers, consolidations, share exchanges, asset sales, issuances of stock or rights to purchase stock and certain related party transactions. "Interested shareholder" is defined as a person who: (i) beneficially owns, directly or indirectly, 20% or more of the outstanding voting stock of a resident domestic corporation or (ii) is an affiliate of a resident domestic corporation and at any time within the last five years has beneficially owned 20% or more of the voting stock of such corporation. Missouri law prohibits a resident domestic corporation from engaging in a business combination with an interested shareholder for a period of five years following the date on which the person became an interested shareholder, unless the Board of Directors approved the business combination before the person became an interested shareholder. Business combinations after the five-year period following the stock acquisition date are permitted only if
(i) the Board of Directors approved the acquisition of the stock prior to the acquisition date, (ii) the business combination is approved by the holders of a majority of the outstanding voting stock (other than the interested shareholder), and (iii) the consideration to be received by shareholders meets certain statutory requirements with respect to form and amount.

                  The Company believes that it is both an "issuing public corporation" and a "resident domestic corporation" subject to the Missouri takeover statutes described above. Missouri law defines each type of entity as including a Missouri corporation having: (i) one hundred or more shareholders; (ii) its principal place of business, principal office or substantial assets in Missouri; and (iii) certain prescribed percentages of stock ownership by Missouri residents. While the Company believes it would be subject to such takeover statutes, there can be no assurance that a court of competent jurisdiction ultimately would so hold.


           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our executive officers and directors, and persons who own more than ten percent of the Company's outstanding stock, file reports of ownership and changes in ownership with the Securities and Exchange Commission. To the knowledge of management, based solely on its review of such reports furnished to the Company and written representations that no other reports were required to be filed, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent beneficial owners were complied with during the fiscal year ended September 30, 2005.


                           APPOINTMENT OF AUDITORS

                  PricewaterhouseCoopers LLP served as the Company's independent accountants for fiscal 2005. The Board of Directors anticipates that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting of Shareholders to respond to appropriate questions and to make a statement if they desire. The Board of Directors has not yet appointed independent accountants to be the Company's auditors for fiscal 2006. The Company expects that the Company's auditors for fiscal 2005 will be appointed by the end of the second quarter of fiscal 2006.

                  The following table displays the aggregate fees for professional audit services for the audit of the financial statements for the fiscal years ended September 30, 2005 and 2004 and fees billed for other services during those periods by PricewaterhouseCoopers LLP.

                                                                2005             2004
                                                                ----             ----

                      Audit fees(1)........................  $  320,199       $  321,700
                      Audit related-fees...................          --               --
                      Tax fees(2)..........................      44,330           30,750
                      All other fees.......................          --               --
                                                             ----------       ----------
                      Total................................  $  364,529       $  352,450
                                                             ==========       ==========

---------------------------------
(1) Audit fees consisted of audit work performed with respect to the Company's financial statements as well as work generally only the independent auditors can reasonably be expected to provide, such as statutory audits.

(2) Tax fees consisted primarily of assistance with matters related to tax compliance and reporting.

                  Since the Audit Committee adopted the pre-approval policy described below, the Audit Committee pre-approved under that policy fees, which on a fiscal year basis, represented 100% of the "Audit fees" and 100% of the "Tax fees" in fiscal year 2005.

                  Consistent with Securities and Exchange Commission requirements regarding auditor independence, the Audit Committee has adopted a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor. Under the policy, the Committee must pre-approve services prior to commencement of the specified service. The Audit Committee periodically reviews reports summarizing the services, including fees, provided by the independent auditor; a listing of pre-approved services provided; and a current projection presented similar to that included in this proxy statement, of the estimated annual fees to be paid to the independent auditors.


                          PROPOSALS OF SHAREHOLDERS


                  Under applicable regulations of the Securities and Exchange Commission, all proposals of shareholders to be considered for inclusion in the proxy statement for the 2007 Annual Meeting of Shareholders must be received at the offices of the Company, c/o Zsolt Rumy, Chairman of the Board, President, Chief Executive Officer and Secretary, 3101 McKelvey Road, St. Louis, Missouri 63044 by not later than September 26, 2006. The Company's By-Laws also prescribe certain time limitations and procedures which must be complied with for proposals of shareholders, including nominations of directors, to be considered at such annual meeting. The By-Laws of the Company provide that shareholder proposals which do not appear in the proxy statement may be considered at a meeting of shareholders only if written notice of the proposal is received by the Secretary of the Company not less than 30 and not more than 60 days before the annual meeting; provided, however, that, in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.


                  Any written notice of a shareholder proposal must include the following information: (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the

Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder; and (c) as to the shareholder giving the notice, (1) the name and address of such shareholder, as it appears ion the Company's books, and
(2) the class and number of shares of the Company which are owned beneficially by such shareholder.


                                ANNUAL REPORT

                  The annual report of the Company for the fiscal year ended September 30, 2005 has simultaneously been mailed to the shareholders of the Company.

                  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2005, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (EXCLUDING EXHIBITS), MAY BE OBTAINED BY ANY SHAREHOLDER, WITHOUT CHARGE, UPON WRITTEN REQUEST TO JILL A. SCHMIDT, ZOLTEK COMPANIES, INC., 3101 MCKELVEY ROAD, ST. LOUIS, MISSOURI 63044, TELEPHONE
NUMBER: (314) 291-5110.

                                OTHER MATTERS

                  The Company has adopted a Senior Executives Code of Ethics that applies to the Company's executive officers. The Senior Executives Code of Ethics may be obtained free of charge by sending a written request to Jill A. Schmidt, Zoltek Companies, Inc., 3101 McKelvey Road, St. Louis, Missouri 63044.

                  The Board of Directors of the Company does not intend to present at the Annual Meeting any business other than that referred to in the accompanying Notice of Annual Meeting. As of the date hereof, the Board of Directors was not aware of any other matters which may properly be presented for action at the Annual Meeting. If, however, any other matters should properly come before the Annual Meeting, it is the intention of the persons named on the Proxy Card to vote the shares represented thereby in accordance with their judgment as to the best interest of the Company on such matters.

                                 ZSOLT RUMY
                                 Chairman of the Board, President,
                                   Chief Executive Officer and Secretary



January 24, 2006

                           ZOLTEK COMPANIES, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                  The undersigned hereby appoints Zsolt Rumy and Kevin Schott, and each of them, with or without the other, proxies, with full power of substitution to vote, as designated below, all shares of stock that the signatory hereof is entitled to vote at the Annual Meeting of Shareholders of Zoltek Companies, Inc. to be held at the Hilton St. Louis Frontenac, Ambassadeur Ballroom, 1335 South Lindbergh Boulevard, St. Louis, Missouri on Tuesday, February 21, 2006, at 10:00 a.m., local time, and all adjournments thereof, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement for such meeting, receipt of which is hereby acknowledged.

1. ELECTION OF TWO CLASS I DIRECTORS

   [ ] FOR all nominees listed below              [ ] WITHHOLD AUTHORITY
       (except as written to                          to vote for nominees
       the contrary below)                            as listed below

                 CLASS I - LINN H. BEALKE and JOHN L. KARDOS
   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE
           WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

----------------------------------------------------------------------------

2. PROPOSAL TO APPROVE THE POSSIBLE ISSUANCE OF SHARES OF THE COMPANY'S COMMON STOCK UPON CONVERSION OR EXERCISE OF SECURITIES ISSUED IN THE COMPANY'S PRIVATE PLACEMENT IN SEPTEMBER 2005 OF AN AGGREGATE OF UP TO $50.0 MILLION PRINCIPAL AMOUNT OF SENIOR SECURED CONVERTIBLE NOTES AND WARRANTS TO CERTAIN INVESTORS OF THE COMPANY.

    [ ] FOR                    [ ]  AGAINST                    [ ] ABSTAIN

3.  PROPOSAL TO APPROVE THE POSSIBLE ISSUANCE OF SHARES OF THE
    COMPANY'S COMMON STOCK UPON CONVERSION OR EXERCISE OF SECURITIES ISSUED IN THE COMPANY'S PRIVATE PLACEMENT IN FEBRUARY 2005 OF AN AGGREGATE OF $20.0 MILLION PRINCIPAL AMOUNT OF SENIOR CONVERTIBLE NOTES AND WARRANTS TO CERTAIN INVESTORS OF THE COMPANY.

    [ ] FOR                    [ ]  AGAINST                    [ ] ABSTAIN

4. PROPOSAL TO APPROVE THE POSSIBLE ISSUANCE OF SHARES OF THE COMPANY'S COMMON STOCK UPON CONVERSION OR EXERCISE OF SECURITIES ISSUED IN THE COMPANY'S PRIVATE PLACEMENT IN OCTOBER 2004 OF AN AGGREGATE OF $20.0 MILLION PRINCIPAL AMOUNT OF SENIOR SECURED CONVERTIBLE NOTES AND WARRANTS TO CERTAIN INVESTORS OF THE COMPANY.

    [ ] FOR                    [ ]  AGAINST                    [ ] ABSTAIN

5. IN THEIR DISCRETION, UPON ANY BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING AND ALL ADJOURNMENTS THEREOF.

    [ ] FOR                    [ ]  AGAINST                    [ ] ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES LISTED ABOVE IN THE ELECTION OF DIRECTORS AND "FOR" EACH OF PROPOSALS 2, 3 AND 4 ABOVE.

Dated this _____ day of ____________________________, 2006.

        PLEASE DATE, SIGN AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.





                                       -----------------------------------------


                                       -----------------------------------------
                                                        Signature

                                       Please date and sign in the exact name in which you own the Company's Common Stock. Executors, administrators, trustees and others acting in a representative or fiduciary capacity should so indicate when signing.

                  Page 11 of the proxy statement contains a Performance Graph. The information contained within the graph is presented in a tabular format immediately following the graph.